Exhibit 10.14


                              AMENDED AND RESTATED
                                PLEDGE AGREEMENT

     THIS AMENDED AND RESTATED PLEDGE AGREEMENT ("Pledge Agreement") dated as of July __, 1996 between CLEARVIEW CINEMA GROUP, INC., a Delaware corporation, ("Pledgor") and THE PROVIDENT BANK, Agent ("Secured Party").

     WHEREAS, in connection with the Loans from Lenders to Borrowers, as evidenced by the Credit Agreement, and to induce the Lenders to make the Loans thereunder, Pledgor executed and delivered to Secured Party, as Agent for the benefit of the Lenders, a certain Pledge Agreement dated as of May 29, 1996 wherein, Pledgor granted Secured Party a security interest in the Pledged Stock.

     WHEREAS, pursuant to the terms of a Joinder Agreement dated as of July __, 1996, CCC Bedford Cinema Corp. and CCC Kisco Cinema Corp. (collectively the "New Subsidiaries") became additional Borrowers under the Credit Agreement and a portion of the Loan proceeds was disbursed to Borrowers for the acquisition of certain assets now owned by the New Subsidiaries; and

     WHEREAS, pursuant to Section 3.3 of the Credit Agreement, Pledgor is obligated to execute and deliver to Secured Party, a Pledge Agreement pledging all of its interest in any Subsidiaries now owned or hereafter acquired; and

     WHEREAS, in order to comply with said Section 3.3 of the Credit Agreement, Pledgor and Secured Party have agreed to execute this Amended and Restated Pledge Agreement to include the stock of the New Subsidiaries as part of the Pledged Stock.

     NOW THEREFORE, in consideration of the Lenders extending the Loans to Borrowers and continuing to extend credit to the Borrowers, the parties hereby agree that the Pledge Agreement dated May 29, 1996 is hereby amended and restated in its entirety as follows:

     1. Defined Terms. As used in this Pledge Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the term defined):

          "Borrowers" means Clearview Cinema Group, Inc., CCC Madison Triple Cinema Corp., CCC Chester Twin Cinema Corporation, CCC Manasquan Cinema Corporation, Clearview Theatre Group, Inc., CCC Herricks Cinema Corp., CCC Port Washington Cinema Corp., CCC Grand Avenue Cinema Corp., CCC Washington Cinema Corp., CCC Allwood Cinema Corp., CCC Emerson Cinema Corp., CCC New City



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     Cinema Corp., 343-349 Springfield Avenue Corp., CCC Bedford Cinema Corp.
     and CCC Kisco Cinema Corp.

          "Certificates" mean any and all certificates or other documents or instruments now or hereafter received or receivable by Pledgor and representing Pledgor's interest in the Pledged Stock.

          "Credit Agreement " means that certain Credit Agreement dated as of May 29, 1996, together with that certain Joinder Agreement dated as of July __, 1996, by and among Borrowers, Agent and Lenders, as the same may be amended, modified or supplemented from time to time.

          "Lenders" mean Provident, and various other lenders as set forth on
     Schedule 1 to the Credit Agreement.

          "Loans" mean the revolving loan and term loan facilities represented and evidenced by the Credit Agreement.

          "Pledged Stock" means the shares of the capital stock owned beneficially and of record by Pledgor as set forth on attached Exhibit A, together with all substitutions therefor, proceeds thereof and therefrom and all cash dividends in respect thereof as well as all stock and other securities or property which are issued pursuant to conversion, exercise of rights, stock split, recapitalization, stock dividend or other corporate act which are referable to the Pledged Stock (such stock or other securities are hereinafter referred to as the "Additional Pledged Securities") and all distributions, whether cash or otherwise, in the nature of a partial or complete liquidation, dissolution or winding up which are referable to the Pledged Stock (such distributions are hereinafter referred to as "Liquidating Distributions").

          "Provident" means The Provident Bank, an Ohio banking corporation.

     All other capitalized terms used herein have the meanings assigned to them in the Credit Agreement unless the context hereof otherwise requires.

     2. Pledge and Grant of Security Interests. Pledgor hereby pledges, assigns, hypothecates and transfers to Secured Party, its successors and assigns, all Pledged Stock and hereby grants to and creates in favor of Secured Party first priority liens and security interests in the Pledged Stock, as collateral security for the due and punctual payment when due (whether at maturity by acceleration or otherwise) in full of all amounts due under the Loans; the due and punctual performance and observance by Pledgor and the other Borrowers of their respective agreements, obligations, liabilities and duties under this Pledge Agreement, the Credit Agreement and all other documents executed in connection with the Loans (the "Loan Documents"); and all costs incurred by Secured Party to obtain, perfect, preserve and enforce the liens and security interests granted by this Pledge Agreement, to collect the Obligations Secured Hereby (as hereinafter defined) and to maintain and preserve the Pledged Stock, with such costs including but not limited



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to expenditures made by Secured Party for reasonable attorneys' fees and other legal expenses and expenses of collection, possession and sale of the Pledged Stock, together with interest on all such costs at the Default Interest Rate (as defined in the Loan Documents) (the foregoing subsections (i), (ii) and (iii) are collectively referred to herein as the "Obligations Secured Hereby").

     3. Delivery of Pledged Stock. On the date of the execution of this Pledge Agreement, Pledgor shall place the Pledged Stock in pledge by delivering the Certificates to and depositing them with Secured Party or its designated agent. Pledgor shall also deliver to Secured Party concurrently therewith undated assignments separate from the Certificates duly executed in blank for each Certificate representing shares of the Pledged Stock and all other applicable and appropriate documents and assignments in form suitable to enable Secured Party to effect the transfer of all or any portion of the Pledged Stock to the extent hereinafter provided.

4. Delivery of Additional Pledged Securities and Liquidating Distributions; Proceeds, Cash Dividends and Voting.

     a. Except to the extent provided in the Credit Agreement, if Pledgor shall hereafter become entitled to receive or shall receive any cash dividends, cash proceeds, any Additional Pledged Securities, any Liquidating Distributions, or any other cash or non-cash payments on account of the Pledged Stock, Pledgor agrees to accept the same as Secured Party's agent and to hold the same in trust on behalf of and for the benefit of Secured Party and agrees to promptly deliver the same or any certificates therefor forthwith to Secured Party in the exact form received, with the endorsement of Pledgor, when necessary, or appropriate undated assignments separate from the Certificates, duly executed in blank, to be held by Secured Party subject to the terms hereof.

     b. Notwithstanding anything contained in this Pledge Agreement to the contrary, Pledgor shall be entitled to exercise voting rights with respect to the Pledged Stock, so long as there has not occurred any Default or Event of Default under the terms of the Credit Agreement or any other Loan Documents.

     5. Representations and Warranties of Pledgor. To induce Secured Party to enter into this Pledge Agreement and to induce the Lenders to enter into the Credit Agreement, and to induce Lenders to extend credit and continue to extend credit to the Borrowers, Pledgor makes the following representations and warranties to Secured Party:

          a. Pledgor is the legal, record and beneficial owner of, and has good and marketable title to, the Pledged Stock.

          b. Pledgor holds the Pledged Stock free and clear of all liens, charges, encumbrances, security interests and restrictions of every kind and nature whatsoever except only the liens and security interests created by this Pledge Agreement.



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          c. Each security which is part of the Pledged Stock has been duly and validly issued and is fully paid and nonassessable. The Pledged Stock constitutes one hundred percent (100%) of the issued and outstanding common stock of each of the respective corporations and there are no outstanding subscriptions, options, warrants, calls, commitments or agreements to issue any additional shares of stock of such companies or to purchase, redeem or retire any outstanding shares of such Pledged Stock, nor are there outstanding any securities or obligations which are convertible into or exchangeable for any shares of capital stock of such companies.

          d. This Pledge Agreement has been duly executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor enforceable against it in accordance with its terms.

          e. No consent or approval of any governmental body, regulatory authority or securities exchange is required to be obtained by Pledgor in connection with the execution, delivery and performance of this Pledge Agreement.

          f. The execution, delivery and performance of this Pledge Agreement will not violate any provision of any applicable law or regulation or of any writ or decree of any court or governmental instrumentality or of any indenture, contract, agreement or other undertaking to which Pledgor is a party or which purports to be binding upon Pledgor or upon any of its assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of Pledgor except as contemplated by this Pledge Agreement.

          g. The pledge, assignment and delivery of the Pledged Stock pursuant to this Pledge Agreement creates valid first liens and first security interests in the Pledged Stock which are perfected and senior to any pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which would include the Pledged Stock.

     6. Pledgor's Covenants.

     a. Pledgor covenants and agrees that it will defend Secured Party's lien and security interest in and to the Pledged Stock against the claims and demands of all persons whosoever.

     b. Subject to the terms and conditions of the Credit Agreement, Pledgor covenants and agrees that it will not create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Stock, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for or referred to in this Pledge Agreement.



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     c. Pledgor covenants and agrees that it will not consent to the issuance of any additional shares of capital stock of any class of those companies set forth on Exhibit A unless such shares are pledged and the Certificates therefor delivered to Secured Party simultaneously with the issuance thereof, together with appropriate undated assignments separate from the Certificates duly executed in blank.

     7. Rights and Remedies upon Default. If any Event of Default under the Credit Agreement or any of the Loan Documents shall occur and be continuing, Secured Party may, subject to the terms of the Credit Agreement, by notice of default given to Pledgor, declare the Obligations Secured Hereby to be forthwith due and payable, whereupon such Obligations Secured Hereby shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Loan Documents to the contrary notwithstanding; and/or proceed to protect and enforce its rights under this Pledge Agreement, the Credit Agreement or the other Loan Documents by suit in equity, action at law or any other appropriate proceeding and Secured Party shall have all of the rights and remedies provided by applicable law, including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code and, in addition, thereto, Secured Party shall be entitled to register the Pledged Stock in its name or in the name of its nominee and to exercise all voting and corporate rights with respect to the Pledged Stock as it may determine, without liability therefore except to account to Pledgor for property actually received by it in respect of the Pledged Stock as a result thereof, but Secured Party shall not have any duty to exercise any voting and corporate rights in respect of the Pledged Stock and shall not be responsible or liable to Pledgor or any other person for any failure to do so or delay in so doing.

     Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, Secured Party shall have the right to sell the Pledged Stock, or any part thereof, at public or private sale or at any broker's board or on any securities exchange for cash, upon credit or for future delivery, and at such price or prices as Secured Party may deem best, and Secured Party may (except as otherwise provided by law) be the purchaser of any or all of the Pledged Stock so sold and thereafter may hold the same, absolutely, free from any right or claim of whatsoever kind. Secured Party is authorized, at any such sale, if it deems it advisable so to do, to restrict the number of prospective bidders or purchasers and/or further restrict such prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or resale of the Pledged Stock and may otherwise require that such sale be conducted subject to restrictions as to such other matters as Secured Party may deem necessary in order that such sale may be effected in such manner as to comply with all applicable state and federal securities laws; upon any such sale Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Pledged Stock so sold.

     Each purchaser at any such sale shall hold the property sold, absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption, of Pledgor, who hereby specifically waives all rights of redemption, stay or appraisal which it



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has or may have under any rule of law or statute now existing or hereafter adopted. Secured Party shall give Pledgor not less than ten (10) days' written notice of its intention to make any such public or private sale at broker's board or on a securities exchange. Such notice, in case of public sale, shall state the time and place fixed for such sale, and, in case of sale at broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Stock, or that portion thereof so being sold, will first be offered for sale at such board or exchange.

     Any such public sale shall be held at such time or times within the ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any sale the Pledged Stock may be sold in one lot as an entirety or in parts, as Secured Party may determine. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Pledged Stock on credit or for future delivery, the Pledged Stock so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Stock so sold and, in case of any such failure, such Pledged Stock may again be sold upon like notice.

     Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose this Pledge Agreement and sell the Pledged Stock, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

     On any sale of the Pledged Stock, Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale that it may be advised by counsel is necessary in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any governmental regulatory authority or officer or court. Compliance with the foregoing procedures shall result in such sale or disposition being considered or deemed to have been made in a commercially reasonable manner.

     In furtherance of the exercise by Secured Party of the rights and remedies granted to it hereunder, Pledgor agrees that, upon request of Secured Party and at the expense of Pledgor, it will use its best efforts to obtain all governmental approvals necessary for or incidental to the exercise of remedies by Secured Party with respect to the Pledged Stock or any part thereof.

     Pledgor hereby acknowledges that, notwithstanding that a higher price might be obtained for the Pledged Stock at a public sale than at a private sale or sales, the making of a public sale of the Pledged Stock may be subject to registration requirements and other legal restrictions compliance with which could require such actions on the part of Pledgor, could entail such expenses and could subject Secured Party and any underwriter through whom the Pledged Stock may be sold and any controlling person of any thereof to such liabilities, as would make the making of a public sale of the Pledged Stock impractical.



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Accordingly, Pledgor hereby agrees that private sales made by Secured Party in accordance with the provisions of Section 7 hereof may be at prices and on other terms less favorable to the seller than if the Pledged Stock were sold at public sale, and that Secured Party shall not have any obligation to take any steps in order to permit the Pledged Stock to be sold at a public sale complying with the requirements of federal and state securities and similar laws, and that sale may be at a private sale provided that such sale is made at arms length and in a commercially reasonable manner.

     8. Indemnification. Pledgor agrees to indemnify and hold harmless Secured Party and the Lenders (to the full extent permitted by law) from and against any and all claims, demands, losses, judgments and liabilities for penalties and excise taxes of whatever nature, and to reimburse Secured Party and the Lenders for all costs and expenses, including reasonable legal fees and disbursements, growing out of or resulting from the Pledged Stock, this Pledge Agreement or the administration and enforcement or exercise of any right or remedy granted to Secured Party hereunder. In no event shall Secured Party or any Lender be liable to Pledgor for any matter or thing in connection with this Pledge Agreement other than to account for moneys actually received by it in accordance with the terms hereof.

     9. Distribution of Pledged Stock. Upon enforcement of this Pledge Agreement following the occurrence of an Event of Default under the Credit Agreement or any other Loan Documents, the proceeds of the Pledged Stock shall be applied as received by Secured Party in the manner provided in the Credit Agreement.

     10. Release of Pledged Stock. Upon full payment of the Loans and satisfaction of all Obligations in connection therewith, Secured Party shall take all action necessary to terminate the security interest in the Pledged Stock.

     11. Further Assurances. Pledgor agrees that at any time and from time to time upon the request of Secured Party, Pledgor will execute and deliver such further documents and do such further acts and things as Secured Party reasonably requests in order to effect the purposes of this Pledge Agreement.

     12. No Waiver; Cumulative Remedies. Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by Secured Party, and then only to the extent therein set forth. A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have on any future occasion. No failure to exercise or any delay in exercising on the part of Secured Party any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.



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     13. Severability of Provisions. The provisions of this Pledge Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall attach only to such clause or provision or part thereof and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Pledge Agreement in any jurisdiction.

     14. Amendments; Choice of Law; Binding Effect.

     a. None of the terms or provisions of this Pledge Agreement may be altered, modified or amended except by an instrument in writing, duly executed by each of the parties hereto.

     b. This Pledge Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Ohio.

     c. This Pledge Agreement shall be binding upon an inure to the benefit of the parties hereto and their respective successors and assigns.

     15. Address of Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing, and if addressed to Pledgor, mailed or delivered at:

          (i) If to Borrowers, at:

                    Clearview Cinema Group, Inc.
                    7 Waverly Place
                    Madison, New Jersey 07940
                    Attn: A. Dale Mayo, President
                    Fax Number: (201) 377-4303

          with a copy to:

                    Kirkpatrick & Lockhart LLP
                    1251 Avenue of the Americas
                    New York, New York 10020
                    Attn: Warren H. Colodner, Esq.
                    Fax Number: (212) 536-3901

and, if to Secured Party, mailed or delivered to it, addressed to it at:

                    The Provident Bank, Agent
                    One East Fourth Street
                    Cincinnati, Ohio 45202
                    Attention:  Christopher B. Gribble



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          with a copy to:

                    Keating, Muething & Klekamp
                    One East Fourth Street
                    Cincinnati, Ohio 45202
                    Attention: J. David Rosenberg, Esq.

or, as to each party, at such other address as shall be designated by such party in a written notice to the other complying as to delivery with the terms of this section. All notices, requests, demands and other communications provided for hereunder shall be deemed given or delivered if in writing addressed as provided above and if either actually delivered at said address; or in, the case of a letter, three (3) Business Days shall have elapsed after the same shall have been deposited in the United States mail, postage prepaid and registered or certified.

     16. Headings. The descriptive headings hereunder used are for convenience only and shall not be deemed to limit or otherwise effect the construction of any provision hereof.

     17. Counterpart Execution. This Pledge Agreement may be executed in several counterparts each of which shall constitute an original, but all of which together shall constitute one and the same agreement.


      [Remainder of page intentionally left blank. Signature page follows.]



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     IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.

WITNESSES:                                      PLEDGOR:

                                                CLEARVIEW CINEMA GROUP, INC.


____________________________                    By:    _________________________
                                                Name:  _________________________
____________________________                    Its:   _________________________


                                                SECURED PARTY:

                                                THE PROVIDENT BANK, AGENT

____________________________                    By:    _________________________
                                                Name:  _________________________
____________________________                    Its:   _________________________



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                                   EXHIBIT "A"

                                  PLEDGED STOCK


PLEDGED SHARES                              CERTIFICATE  NO.          NO. SHARES
--------------------------------------------------------------------------------
CCC Madison Triple Cinema Corp.                    3                       196
CCC Chester Twin Cinema Corporation                4                      19.6
CCC Manasquan Cinema Corporation                   2                        10
Clearview Theatre Group, Inc.                      2                      1000
CCC Herricks Cinema Corp.                          1                       100
CCC Port Washington Cinema Corp.                   1                       100
CCC Grand Avenue Cinema Corp.                      1                       100
CCC Washington Cinema Corp.                        1                       100
CCC Allwood Cinema Corp.                           1                       100
CCC Emerson Cinema Corp.                           1                       100
CCC New City Cinema Corp.                          1                       100
343-349 Springfield Avenue Corp.                   1                       100
CCC Bedford Cinema Corp.                           1                       100
CCC Kisco Cinema Corp.                             1                       100